UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2020

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2020, EQT Corporation (EQT or the Company) announced the election of David M. Khani, age 56, as Chief Financial Officer, effective upon his commencement of employment with the Company on January 3, 2020. Kyle Derham, who is currently serving as the Company’s Interim Chief Financial Officer, will continue with EQT in an executive advisory role to facilitate a smooth transition and assist in the execution of EQT’s strategic initiatives.

Mr. Khani has served as Executive Vice President and Chief Financial Officer for CONSOL Energy Inc. (publicly owned producer and exporter of high-BTU bituminous thermal coal) since March 2013, initially overseeing the company’s combined natural gas and coal businesses prior to the spin-off of CONSOL Energy Inc. from CNX Resources Corporation in November 2017, and most recently overseeing the coal operations of CONSOL Energy Inc. following the spin-off. Additionally, Mr. Khani has served on the board of Consol Coal Resources LP (a master limited partnership sponsored by CONSOL Energy Inc. and formerly known as CNX Coal Resources LP) since July 2015 and as its Chief Financial Officer since August 2017. Previously, Mr, Khani served as Chief Financial Officer and a member of the board of CONE Midstream Partners, LP (a master limited partnership, now known as CNX Midstream Partners LP, that owns, operates and develops gathering and other midstream energy assets to service natural gas production in the Marcellus) from September 2014 through January 2018. Mr. Khani holds a bachelor’s degree in biology from Binghamton University and a master’s degree in business administration from the University of Rochester Simon Business School and is a Chartered Financial Analyst.

Pursuant to the Company’s offer letter dated December 18, 2019 (the Offer Letter), Mr. Khani will: (i) have an annual base salary of $540,000; (ii) be eligible to participate in the Company’s Short-Term Incentive Plan (with a short-term incentive target for 2020 equal to 100% of the midpoint for his position, prorated based on full months worked during 2020); (iii) receive a 2020 long-term incentive award on the same terms as other executive officers of the Company, which will be governed by the terms of the Company’s 2019 Long-Term Incentive Plan, with a total value of $2,500,000 determined on a basis consistent with the Company’s practice; and (iv) receive a signing bonus consisting of $2,000,000 in cash, subject to a requirement that he repay the signing bonus in the event of a termination of employment within one year under certain circumstances as specified in the Offer Letter.

The description of Mr. Khani’s Offer Letter set forth above is not complete, and is subject to and qualified in its entirety by reference to the complete text of such letter, a copy of which is filed herewith as an exhibit and the terms of which are incorporated by reference.

Mr. Khani is expected to enter into a confidentiality, non-solicitation and non-competition agreement with the Company, consistent with the agreements between the Company and its other executive officers.  The terms of the Company’s form of confidentiality, non-solicitation and non-competition agreement are described in the Company’s proxy statement for its 2019 annual meeting of shareholders (filed with the SEC on May 22, 2019) under the caption “Executive Compensation — Payments to be Made Pursuant to Written Agreements with the Named Executive Officers.”

Item 7.01. Regulation FD Disclosure.

On January 3, 2020, the Company issued a news release with respect to the appointment of Mr. Khani as Chief Financial Officer of the Company, a copy of which is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference. The information in this Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated December 18, 2019, by and between EQT Corporation and David Khani.
99.1	News Release, dated January 3, 2020, issued by EQT Corporation.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: January 3, 2020	By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Executive Vice President and General Counsel